Contact:
Joe Patterson
Vice President, Director of Corporate Communications
717-735-5651 (office), 717-940-2759 (mobile) or jpatterson@sterlingfi.com

FOR IMMEDIATE RELEASE

Dorothy Gallagher Promoted to Chief Accounting Officer
for Sterling Financial Corporation of Lancaster, Pa.

LANCASTER, PA. (August 22, 2006) – Dorothy R. Gallagher of Hummelstown, Pa., has been named chief accounting officer for Sterling Financial Corporation.

“Dotty Gallagher knows Sterling Financial Corporation and has made significant contributions to our financial team as manager of financial operations and controls. We are very pleased that she accepted the post of chief accounting officer for the corporation,” said Tito L. Lima, chief financial officer, Sterling Financial Corporation. “In her capacity as chief accounting officer, Dotty will be responsible for Sterling’s corporate accounting functions, accounting policies and regulatory reporting.”

Prior to joining Sterling in 2002, Gallagher was a manager at Beard Miller Company, LLP, in Harrisburg, Pa.

Gallagher, a native of the Philadelphia area, graduated from Penn State University with a Bachelor of Science degree in accounting. She is a Certified Public Accountant (CPA) in Pennsylvania and a member of the Pennsylvania Institute of CPAs.

With assets of approximately $3.1 billion and investment assets under administration of $2.5 billion, Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware; the group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; investment, trust and brokerage services; insurance services; and human resources consulting services. Visit www.sterlingfi.com for more information.

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County, N.A.; Bank of Lebanon County; PennSterling Bank; and Pennsylvania State Bank. Pennsylvania and Maryland: Bank of Hanover and Trust Company. Maryland: First National Bank of North East. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions).

Financial Services Group — Specialty commercial financing: Equipment Finance LLC (commercial financing company for the forestry, land clearing and construction industries). Fleet and equipment leasing: Town & Country Leasing, LLC (nationwide fleet and equipment leasing company). Trust, investment and brokerage services: Sterling Financial Trust Company (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency for personal, property and business insurance); StoudtAdvisors (employee benefits consulting and brokerage firm); and Sterling Financial Settlement Services, LLC (title insurance agency). Human resources consulting: Professional Services Group (human resources consulting services provider for small to medium size businesses).

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include costs and efforts required to integrate aspects of the operations of the companies being more difficult than expected, anticipated merger-related synergies not being achieved timely or not being achieved at all, the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.

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